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                                                                Exhibit 99(c)



                                TIM HORTONS FACT SHEET

-Largest company in Canadian donut industry(donut category traffic share)**:
         -Tim Hortons 35.9%
         -Dunkin Donuts 8.1%
         -Country Style 6.2%
         -Second Cup 4.3%

-Second largest quick-service/mid-scale restaurant chain in Canada(QSR traffic shares)**.
         -McDonald's 15.7%
         -Tim Hortons 7.3%
         -KFC 6.1%
         -Pizza Hut 5.3%

-Same store sales have grown 7% so far in 1995.


                                  1993             1994             1995(E)
Systemwide sales*                 $487M            $603M            $760M
# of units                        721              943              1193


-Since the beginning of 1994, revenue and earnings have grown at annual rates exceeding 25%.
-Primarily a franchised entity; the number of company-owned and operated units ranged between 16-30 in 1994.
Expectations are to double the size of the business in Canada in 4-5 years from today's 1,000 units.

BASED ON THE HISTORICAL PERFORMANCE OF THE TWO COMPANIES, THIS TRANSACTION IS EXPECTED TO ADD $.07 - .08 TO WENDY'S BOTTOM LINE IN 1996; $.09 - .10 IN 1997.



*Canadian $

**According to Canadian CREST data (Consumer Reports on Eating Share Trends.)
    Note that the Canadian quick-service category, unlike in the United States, also includes mid-scale restaurants.